Exhibit 31.2

CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350, AS ADOPTED PURSUANT TO SECTION 302 OF THE SARBANES-OXLEY ACT OF 2002

I, Robin M. Raju, Chief Financial Officer of Equitable Holdings, Inc., certify that I have reviewed this Annual Report on Form 10-K/A of Equitable Holdings, Inc. (the “Registrant”).

Date: April 21, 2026

/s/ Robin M. Raju
Robin M. Raju
Chief Financial Officer